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

                                                               EXHIBIT 21

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                        AND CONSOLIDATED SUBSIDIARIES

                           PARENT AND SUBSIDIARIES
                                                                 Percentage of
                                               Organized         Voting Securities
                                               Under             Beneficially Owned
Name of Company                                Laws of           by Registrant
Registrant:
  Minnesota Mining and Manufacturing Company   Delaware

Consolidated subsidiaries of the registrant:
  Dyneon L.L.C.                                Delaware           54
  Eastern Heights Bank                         Minnesota          99
  3M Unitek Corporation                        California        100
  3M Argentina S.A.C.I.F.I.A.                  Argentina         100
  3M Australia Pty. Limited                    Australia         100
  3M Oesterreich GmbH                          Austria           100
  3M Belgium S.A./N.V.                         Belgium           100
  Seaside Insurance Limited                    Bermuda           100
  3M do Brasil Limitada                        Brazil            100
  3M Canada Inc.                               Canada            100
  3M A/S                                       Denmark           100
  Suomen 3M Oy                                 Finland           100
  3M France, S.A.                              France            100
  3M Deutschland GmbH                          Germany           100
  3M Hong Kong Limited                         Hong Kong         100
  3M Italia Finanziaria S.p.A.                 Italy             100
  Sumitomo 3M Limited                          Japan              50
  3M Health Care Limited                       Japan              75
  3M Korea Limited                             Korea             100
  3M Mexico, S.A. de C.V.                      Mexico            100
  Corporate Services B.V.                      Netherlands       100
  3M Nederland B.V.                            Netherlands       100
  3M (New Zealand) Limited                     New Zealand       100
  3M Norge A/S                                 Norway            100
  3M Puerto Rico, Inc.                         Puerto Rico       100
  3M Singapore Private Limited                 Singapore         100
  3M South Africa (Proprietary) Limited        South Africa      100
  3M Espana, S.A.                              Spain             100
  3M Svenska AB                                Sweden            100
  3M (East) A.G.                               Switzerland       100
  3M (Schweiz) A.G.                            Switzerland       100
  3M Taiwan Limited                            Taiwan            100
  3M Thailand Limited                          Thailand          100
  3M United Kingdom Holdings P.L.C.            United Kingdom    100
  3M Venezuela, S.A.                           Venezuela         100

<F1>
NOTE:   Subsidiary companies excluded from the above listing, if  considered  in the aggregate, would not constitute a significant subsidiary.